EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-0064895) pertaining to the 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc., Savings and Profit-Sharing Plan (the “Plan”) of our report dated May 24, 2004, with respect to the financial statements and supplemental schedule of the Plan included in this Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Irvine, California
June 22, 2004

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